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                                                                   EXHIBIT 10.53



         AMENDMENT NO. 1 TO NOTE AND PREFERRED STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO NOTE AND PREFERRED STOCK PURCHASE AGREEMENT (this "Amendment") is made as of April 29, 2002, by and among EpicEdge, Inc., a Texas corporation (the "Company"), and Edgewater Private Equity Fund III, L.P., a Delaware limited partnership ("Edgewater").

         WHEREAS, the Company, Edgewater and certain other parties named therein entered into that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002 (the "Purchase Agreement");

         WHEREAS, pursuant to Section 9.5 of the Purchase Agreement, the Purchase Agreement may be amended by the Company and the Purchaser Majority (as defined therein); and

         WHEREAS, the Company and the Purchaser Majority wish to amend the Purchase Agreement pursuant to the terms set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Purchase Agreement. To the extent any terms and provisions of the Purchase Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. Amendments to the Purchase Agreement.

         (a) The definition of "Substitute Note," "Substitute Notes," "Note" and "Notes" in Section 2.2(b) of the Purchase Agreement are amended and restated in their entirety to read as follows:

         "(individually, as may be amended, restated, substituted, replaced or otherwise modified from time to time, a "Substitute Note" and collectively, as may be amended, restated, substituted, replaced or otherwise modified from time to time, the "Substitute Notes"; and, together with the Second Debt Closing Notes, each, individually, as may be amended, restated, substituted, replaced or otherwise modified from time to time, a "Note" and collectively, as may be amended, restated, substituted, replaced or otherwise modified from time to time, the "Notes")."

         (b) Clause (d) of Section 2.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

         "(d) payment of proceeds invested by any purchaser other than Edgewater at one or more Subsequent Closings, which proceeds may, at Edgewater's sole discretion, be used


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solely to pay $1,100,000 of the outstanding principal amount of the Substitute
Note issued to Edgewater hereunder ("Edgewater Special Debt"), plus any accrued interest thereon, until such time as the Edgewater Special Debt, plus accrued interest thereon, has been paid in full or otherwise converted in accordance with Section 2.7 hereof, after which time, any remaining proceeds shall be used for any other purpose set forth in this Section 2.3."

         3. Effectuation. The amendments to the Purchase Agreement contemplated by this Amendment shall be deemed effective immediately upon to full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

         4. Fees and Expenses. The Company agrees to pay on demand all costs and expenses of or incurred by Edgewater (including, but not limited to, legal fees and expenses) in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

         5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

                            [SIGNATURE PAGE FOLLOWS]


                                   * * * * *



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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Note and Preferred Stock Purchase Agreement as of the date first written above.

EpicEdge, Inc., a Texas corporation



By: /s/ Richard Carter
   --------------------
Its: President

Edgewater Private Equity Fund III, L.P., a
Delaware limited partnership

By:  Edgewater III Management, L.P.
Its: General Partner

By:  Gordon Management, Inc.
Its: General Partner

By: /s/ Ryan Satterfield
   ---------------------
Its: Vice President